SCHEDULE 14C INFORMATION STATEMENT
 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement
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☐  Definitive Information Statement

THE SMALL BUSINESS COMPANY
(Name of Registrant As Specified In Charter)

 Commission File Number: 000-52184

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THE SMALL BUSINESS COMPANY
1380 Willow Street
San Diego, California 92106

NOTICE OF ACTION TAKEN BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND A MAJORITY OF THE SHAREHOLDERS ELIGIBLE TO VOTE

To the Shareholders of The Small Business Company:

Notice is hereby given that on October 5, 2009, the Board of Directors and holders of a majority of the outstanding shares of common stock of The Small Business Company (the "Company") approved a 1-for-100 reverse split of its common stock, such that every current shareholder of the Company’s common stock shall be issued one share of $0.0001 par value common voting stock in exchange for every 100 shares of $0.0001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share.

The number of authorized shares will be unchanged and not affected by the action taken pursuant to this Preliminary Information Statement. The reverse split will be effective as of November 20, 2009.

Prior to the effective date of the reverse split, there will be approximately 114,332,549 shares of the Company’s common stock issued and outstanding.  After the 1-for-100 reverse split has been completed the total number of issued and outstanding shares of the Company’s common stock will be approximately 1,143,325.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2(b) promulgated under the Securities Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

David Larson
PRESIDENT

San Diego, California
October 23, 2009

ITEM 1.   INFORMATION STATEMENT

CORPORATE PURPOSES

This information statement is being furnished to all holders of the common stock of The Small Business Company, a Delaware corporation (the “Company”), in connection with resolutions of the Board of Directors and the unanimous written consent of the holders of in excess of 51% of the outstanding shares of common stock of the Company providing for approval of a one (1) for one hundred (100) reverse split of the $0.0001 par value common stock of the Company for all shareholders of its common stock of record on October 5, 2009 (the “Record Date”), with fractional shares, if any, being rounded up to the next whole share.

The effect of the proposed reverse stock split will be to reduce the number of shares of common stock outstanding without a change in the par value of common stock. Consummation of the reverse stock split will not alter the number of authorized shares of common stock. The reverse stock split will not alter proportionate voting rights and other rights of stockholders.

The Board of Directors believes that the reverse stock split will increase the marketability and liquidity of the common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it or a company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon lower-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.  The Board of Directors also believes that the current per share price of the common stock has reduced the effective marketability of the shares because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stock to their clients or to hold them in their own portfolios.

Although there can be no assurance that the price of the common stock after the reverse stock split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the reverse stock split is intended to result in a price level for the common stock that will increase investor interest and reduce resistance of brokerage firms to recommend the common stock.

ANTI-TAKE OVER EFFECT

In addition to the corporate purposes discussed above, the reverse split, by reducing the number of outstanding shares, will increase the number of authorized but unissued common shares that, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and our shareholders. The increased unissued but authorized shares, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the increased number of unissued shares may limit the opportunity for the Company’s shareholders to dispose of their shares at a higher price that may be available in a takeover attempt or under a merger proposal. The increased unissued shares may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors did not approve the reverse split in the Company’s common stock with the intent that it be utilized as a type of anti-takeover device.

The Board of Directors and persons owning a majority of the outstanding voting securities of The Small Business Company have unanimously adopted, ratified and approved the proposed reverse split of the Company’s common shares.  No other votes are required or necessary (See the section: "Vote Required for Approval" below).  The reverse split will be affected on November 20, 2009.  No shareholder is being asked to exchange his certificates at this time.  Each shareholder is, however, entitled to do so by contacting the transfer agent of the Company.  Otherwise, certificates representing pre-reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.  Each shareholder requesting a stock certificate will be required to pay the cost requested by the transfer agent.  The Company’s transfer agent is Island Stock Transfer Company, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida 33701.

The reverse split will not alter the relative voting and other rights of holders of the common stock.  Each share of common stock will continue to entitle its owner to one vote.  As a result of the reverse split, the number of shares of common stock presently outstanding will be consolidated.  No fractional shares will be issued in connection with the reverse split.  Instead, fractional shares will be rounded up and one whole share will be issued.  It is not anticipated that this will materially affect any shareholder's proportional interest.  It is not anticipated that the reverse split will result in any material reduction in the number of holders of common stock. The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of common stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in round lots of even multiples of 100 shares.

EFFECT OF REVERSE SPLIT IN AUTHORIZED SHARES WITHOUT A CONCURRENT DECREASE IN THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED.

A. BOARD OF DIRECTORS AUTHORITY TO ISSUE ADDITIONAL COMMON SHARES AFTER THE REVERSE STOCK SPLIT.

The affect of this reverse split will be to decrease the number of issued and outstanding shares in the Company. Prior to the effective date of the reverse split there are approximately 114,332,549 shares of the Company’s common stock issued and outstanding.  After the 1-for-100 reverse split is effective, the total number of issued and outstanding shares of the Company’s common stock will be approximately 1,143,325.

Present owners of our common shares are hereby informed that, due to the decrease in the Company’s issued and outstanding common shares, and the lack of a concurrent decrease in the number of authorized shares, the Company is eligible to issue additional shares pursuant to its amended Articles of Incorporation on November 20, 2009, and the Board of Directors, in exercising its discretion to manage and operate the Company under Delaware law, may, after November 20, 2009, choose to issue those additional common shares of the Company without any further action or notice to the common shareholders, or be required to otherwise obtain any prior approval from the common shareholders prior to issuance. The Company would, to the extent required by law, make public any such issuances of common shares in its filings with the U.S. Securities and Exchange Commission.

B. DILUTION OF PRESENTLY ISSUED COMMON SHARES IF THE COMPANY CHOOSES TO ISSUE MORE SHARES AFTER THE EFFECTIVE DATE OF THE REVERSE SPLIT.

To the extent that our Board of Directors actually authorizes and issues additional common shares after November 20, 2009, the effect upon previous shareholders is that the value of their shares will be effectively diluted in an amount contingent upon the actual number of additional common shares issued.

BOARD OF DIRECTORS CURRENT PLANS.

As of the date of this filing, the Board of Directors has no plans to utilize the increased number of available authorized but unissued common shares, or to effect any material capital raising transaction.

VOTE REQUIRED FOR APPROVAL

The Delaware General Corporation law, Title 8, Chapter 1, Section 8, Section 242 provides: “After a corporation has received payment for any of its capital stock, it may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation. In particular, and without limitation upon such general power of amendment, a corporation may amend its certificate of incorporation, from time to time, so as: (3) To increase or decrease its authorized capital stock or to reclassify the same, by changing the number, par value, designations, preferences, or relative, participating, optional, or other special rights of the shares, or the qualifications, limitations or restrictions of such rights, or by changing shares with par value into shares without par value, or shares without par value into shares with par value either with or without increasing or decreasing the number of shares, or by subdividing or combining the outstanding shares of any class or series of a class of shares into a greater or lesser number of outstanding shares.”

The Delaware General Corporation law, Title 8, Chapter 1, Subchapter VII, Section 211(d) provides that “Special meetings of the stockholders may be called by the Board of Directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.”

The Delaware General Corporation law, Title 8, Chapter 1, Subchapter VII, Section 216, provides that a quorum for any special meeting of the shareholders is deemed to exist if a majority of the shares entitled to vote, are present in person or represented by proxy. Section 228(a) provides: “(a) Unless otherwise provided in the certificate of incorporation, any action required by this chapter to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.”

DISSENTER'S RIGHTS OF APPRAISAL

The Delaware General Corporation law does not provide for dissenter's rights of appraisal in connection with the reverse split.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the record date, the Company had issued and outstanding 114,332,549 shares of $0.0001 par value common stock. On October 5, 2009, the holders of 66,438,644 shares of common stock, representing over 58.11% of the then outstanding shares, consented to the action required to effect the reverse split of the Company’s outstanding shares.  The consents of the majority shareholders and the Board of Directors are sufficient, without any further action, to provide the necessary approval of the action.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT SHAREHOLDERS

The following table sets forth, as of October 5, 2009, the stock ownership of each person known by the Company to be the beneficial owner of 5% or more of the Company’s common stock, the stock ownership of each director individually and of all directors and officers of the Company as a group, based upon a total of 114,332,549 outstanding shares of common stock.

Shareholder	Position with Company	# of Shares	Percentage
David Larson	CEO, President, Director	66,437,670	58.11%

All directors and named executive officers as a group (2 persons)	Issuer has only one director.	66,437,670	58.11%

ITEM 2.    STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ITEM 3.   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed reverse split or in any action covered by the related resolutions adopted by the Board of Directors which is not shared by all other shareholders.

ADDITIONAL INFORMATION

Additional information concerning The Small Business Company, including its annual and quarterly reports on Forms 10-K(SB) and 10-Q, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated:  October 23, 2009

By Order of the Board of Directors,

/s/ David Larson, Chairman of the Board of Directors, President